Exhibit 4(a)-11


                          THE WASHINGTON WATER POWER COMPANY

                                OFFICER'S CERTIFICATE
                        (Under Section 301 of the Indenture,
                            dated as of ________ 1, 199_)


                    I, the undersigned Lawrence J. Pierce, a Vice President and the Treasurer of THE WASHINGTON WATER POWER COMPANY (the "Company"), in accordance with Section 301 of the Indenture, dated as of ___________ 1, 199_ (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to Wilmington Trust Company, trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth below (the lettered clauses set forth below corresponding to the lettered subsections of Section 301 of the Indenture):


                    (a) the title of the Securities of such series shall be " __% Junior Subordinated Deferrable Interest Debentures, Series A (the "Debentures"); the Debentures are to be issued and sold to Washington Water Power Capital I, a Washington Water Power Trust; and all references herein to the Declaration, the Institutional Trustee and the Trust Securities relate to such Washington Water Power Trust;


                    (b) the aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture shall be limited to $_____________, except as contemplated in
               Section 301(b) of the Indenture;

                    (c) interest on the Debentures shall be payable to the Person or Persons in whose names the Debentures are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Debenture attached hereto and hereby authorized and approved;

                    (d) the principal of the Debentures shall be payable on ________ __, 20__;


                    (e) (i)   the Debentures shall bear interest at the
               rate of __% per annum of the principal amount thereof, payable _________ in arrears on _____________ of each year (each, an "Interest Payment Date"), commencing ________ __, 199_;



                          (ii) interest on the Debentures shall accrue from, and including, the date of original issuance and will accrue to, and including, the first Interest Payment Date, and thereafter will accrue from, and including, the day next succeeding the most recent Interest Payment Date through which interest has been paid or duly provided for to, and including, the next succeeding Interest Payment Date (each such period of interest accrual being hereinafter called a "Scheduled Interest Period"). In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day; and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amount for the period from and after such Interest Payment Date to such Business Day; and, if such payment is made or duly provided for on such next preceding Business Day, the amount of such payment shall not reflect any reduction in the amount of interest accrued;



                         (iii) interest that is in arrears for more than one Scheduled Interest Period shall bear additional interest on the amount thereof, to the extent permitted by law, at the rate of __% per annum thereof, compounded _________;



                         (iv) so long as no Event of Default shall have
               occurred and be continuing, the Company shall have the right, at any time and from time to time, to extend the interest payment period with respect to the Debentures to a period not exceeding __ consecutive Scheduled Interest Periods from the last Interest Payment Date to which interest was paid in full (an "Extension Period") during which period interest will be compounded _________. Prior to the termination of the Extension Period, the Company may, and at the end of the Extension Period the Company shall, pay all interest accrued (together with interest thereon at the rate of __% per annum to the extent permitted by applicable law). Upon such payment in full, such Extension Period shall terminate. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, however, that such Extension Period, together with all such previous and further extensions thereof, shall not exceed __ consecutive Scheduled Interest Periods or extend beyond the Stated Maturity of the Debentures. Upon termination of any such Extension Period and upon the payment of all accrued interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and the trustees of the Washington Water Power Trust written notice of (i) any election by the Company to initiate an Extension Period and the duration thereof, (ii) any election by the Company to extend an Extension Period beyond the date on which that Extension Period is then scheduled to terminate and the duration of such extension and (iii) any election by the Company to make a full payment of interest accrued on the Debentures on any date during an Extension Period and the amount of such payment. The Company shall give such notice of any election described in clause (i) or (ii) in the next preceding sentence not less than 10 days prior to the Regular Record Date with respect to the next Interest Payment Date on which interest on the Debentures would otherwise be payable; and the Company shall give such notice of any election described in clause (iii) in the next preceding sentence in accordance with the provisions of Section 307 of the Indenture.


                    (f) the corporate trust office of Wilmington Trust Company in Wilmington, Delaware shall be the place at which
               (i) the principal of, premium, if any, and interest, if any, on the Debentures at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the form of Debenture attached hereto, (ii) registration of transfer of the Debentures may be effected,
               (iii) exchanges of Debentures may be effected and (iv) notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served; and Wilmington Trust Company shall be the Security Registrar and a Paying Agent for the Debentures; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Spokane, Washington as any such place or itself as the Security Registrar;


                    (g) (i)   the Debentures shall be subject to redemption
               at any time on or after ________ __, 20__, in whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any (including Additional Interest (as defined herein), if any), to the date fixed for redemption; provided, however, that the Debentures shall not be so redeemable in part unless all interest (including any Additional Interest) accrued through the most recent _________ interest period ended on or prior to the date fixed for redemption shall have been paid;



                         (ii) the Debentures shall be subject to
               redemption, in whole but not in part, at the election of the Company, on any date within 90 days of the occurrence, and during the continuation, of a Tax Event (as defined herein) at a redemption price equal to ___% of the principal amount thereof plus accrued interest, if any (including Additional Interest, if any), to the date fixed for redemption;


                    "Tax Event" means the receipt by the Company of an
               opinion of counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, the date of the original issuance of the Debentures (including the enactment of any legislation or the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that
               (i) the Washington Water Power Trust, if any, holding the Debentures is or will be within 90 days of the date of such amendment, clarification or change, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) such Washington Water Power Trust is, or will be within 90 days of the date of such amendment, clarification or change, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable on the Debentures is not, or within 90 days of the date of such amendment, clarification or change will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes;

                    (h)  inapplicable;

                    (i)  inapplicable;

                    (j)  inapplicable;

                    (k)  inapplicable;

                    (l)  inapplicable;

                    (m)  inapplicable;

                    (n)  inapplicable;

                    (o)  inapplicable;

                    (p)  inapplicable;

                    (q)  inapplicable;

                    (r)  inapplicable;

                    (s)  (i)       the Debentures are to be initially
               registered in the name of Wilmington Trust Company, as Institutional Trustee of the Washington Water Power Trust. The Debentures shall not be transferable, nor shall any purported transfer be registered, except (A) to a nominee of such Institutional Trustee, to such Institutional Trustee by such nominee, by such Institutional Trustee to another nominee, by any such nominee to a successor nominee or by such Institutional Trustee or any nominee thereof to a successor Institutional Trustee or a nominee thereof or (B) to the holders of Trust Securities in the event of the termination of the Washington Water Power Trust in accordance with the provisions of the Declaration;

                         (ii) no service charge shall be made for the
               registration of transfer or exchange of Debentures; provided, however, that, after any distribution of the Debentures contemplated in clause (i)(B) above, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

                    (t)  (i)       "Business Days" shall be determined by
               reference to both the City of Wilmington, Delaware or other Place of Payment and to The City of New York;

                         (ii) reference is made to clause(e)(ii) above; and

                    (u)  (i)    if, at any time while the Institutional
               Trustee is the Holder of the Debentures, the Washington Water Power Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures such additional amounts as shall be required so that the net amounts received and retained by the Washington Water Power Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts such trust and trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed;

                         (ii) if at any time the Debentures are to be held
               by a securities depositary, the Company may at such time establish the matters contemplated in clause (q) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Officer's Certificate; and


                         (iii) if the Debentures are distributed to the holders of the Trust Securities upon termination of the Washington Water Power Trust in accordance with the provisions of the Declaration, the Company will use all reasonable efforts to cause the Debentures to be listed on the New York Stock Exchange or on such other securities exchange as the Trust Securities (other than Trust Securities initially issued and sold to the Company) shall be listed.


                         (iv) if the Company shall make any deposit of
               money and/or Government Obligations with respect to any Debentures, or any portion of the principal amount thereof, as contemplated by Section 601 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                         (A)  an instrument wherein the Company,
                    notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures or portions thereof, all in accordance with and subject to the provisions of said Section 601; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel to the effect that the Holders of such Debentures, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.


                    IN WITNESS WHEREOF, I have executed this Officer's Certificate this _____ day of ______________, 199_.



                                        _______________________________

                                                          FORM OF DEBENTURE


                     (See legend at the end of this Security for restrictions on transfer and change of form)


                          THE WASHINGTON WATER POWER COMPANY
    __% Junior Subordinated Deferrable Interest Debentures, Series A, due 20__


          Original Interest Accrual Date:             Initial Redemption Date:
          Stated Maturity:
          Redemption Price:
          Interest Rate:
          Interest Payment Dates:
          Regular Record Dates:

                                   OID:  Yes__ No__
                                   Total Amount of OID (%):
                                   Yield to Maturity (%):
                                   Initial Accrual
                                     Period OID (%):
                                   (Constant Yield Method)

                       This Security is not a Discount Security
                within the meaning of the within-mentioned Indenture.



                    ----------------------------------------------


          Principal Amount                        Registered No.
          $


               THE WASHINGTON WATER POWER COMPANY, a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                    DOLLARS


          on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the day next succeeding the most recent Interest Payment Date through which interest has been paid or duly provided for, _________ in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for (each such period of interest accrual being hereinafter called a "Scheduled Interest Period"). The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.



               Interest that is in arrears for more than one Scheduled Interest Period shall bear additional interest on the amount thereof, to the extent permitted by law, at the rate of __% per annum thereof, compounded _________.



               So long as no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time and from time to time, to extend the interest payment period with respect to the Securities of this Series to a period not exceeding __ consecutive Scheduled Interest Periods from the last Interest Payment Date to which interest was paid in full (an "Extension Period") during which period interest will be compounded _________. Prior to the termination of the Extension Period, the Company may, and at the end of the Extension Period the Company shall, pay all interest accrued on this Security (together with interest thereon at the rate of __% per annum to the extent permitted by applicable law). Upon such payment in full, such Extension Period shall terminate. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, however, that such Extension Period, together with all such previous and further extensions thereof, shall not exceed __ consecutive Scheduled Interest Periods or extend beyond the Stated Maturity of this Security. Upon termination of any such Extension Period and upon the payment of all accrued interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.


               Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the corporate trust office of Wilmington Trust Company in Wilmington, Delaware or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a Washington Water Power Trust (as defined in the Indenture referred to below) or securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of ___________ 1, 199_ (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and Wilmington Trust Company, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. Capitalized terms used herein and not defined herein have the meanings specified in the Indenture. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

               If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, except that, in the case of an Interest Payment Date, if such Business Day is in the next succeeding calendar year, such payment shall be made on the next preceding Business Day; and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day; and, if such payment of interest is made or duly provided for on such next preceding Business Day, the amount of such payment shall not reflect any reduction in the amount of interest accrued.


               The Securities of this series are subject to redemption at any time on or after the Initial Redemption Date specified above, in whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, (including Additional Interest (as defined herein) if any), to the date fixed for redemption; provided, however, that the Securities of this series shall not be so redeemable in part unless all interest (including any Additional Interest) accrued through the most recent _________ interest period ended on or prior to the date fixed for redemption shall have been paid.



               The Securities of this series are subject to redemption, in whole but not in part, at the election of the Company, on any date within 90 days of the occurrence, and during the continuation, of a Tax Event (as defined herein) at a redemption price equal to ___% of the principal amount thereof plus accrued interest, if any (including Additional Interest, if any), to the date fixed for redemption.


               "Tax Event" means the receipt by the Company of an opinion of counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, the date of the original issuance of the Securities of this series (including the enactment of any legislation or the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Washington Water Power Trust, if any, which is the Holder of this Security is or will be within 90 days of the date of such amendment, clarification or change, subject to United States federal income tax with respect to interest accrued or received on the Securities of this series, (ii) such Washington Water Power Trust is, or will be within 90 days of the date of such amendment, clarification or change, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable on the Securities of this series is not, or within 90 days of the date of such amendment, clarification or change will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

               Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

               If, at any time while the Institutional Trustee is the Holder of the Securities of this series, the Washington Water Power Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Securities of this series such additional amounts as shall be required so that the net amounts received and retained by the Washington Water Power Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts such trust and trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

               If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

               The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

               The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligation.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of Wilmington Trust Company in Wilmington, Delaware or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.


               The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $__ and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of Wilmington Trust Company in Wilmington, Delaware or such other office or agency as may be designated by the Company from time to time.


               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State New York.

               As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the City of Wilmington, Delaware and other city in which is located any office or agency maintained for the payment of principal, premium, if any, or interest on this Security and in The City of New York, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                   THE WASHINGTON WATER POWER COMPANY

                                        By: _____________________________
                                             [Title]


                            CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


          Dated: ________________________


               ___________________________  OR  ____________________,
               ___________________________,     ____________________,
                    AS TRUSTEE                    AS TRUSTEE


          By:  _________________________     BY:[                       ],
                 Authorized Officer               AS AUTHENTICATING AGENT


                                             By: __________________________
                                                    Authorized Officer

               This Security shall not be transferable, nor shall be any purported transfer be registered, except (a) to a nominee of Wilmington Trust Company, as Institutional Trustee, to such Institutional Trustee by such nominee, by such Institutional Trustee to another nominee, by any such nominee to a successor nominee or by such Institutional Trustee or any nominee thereof to a successor Institutional Trustee or a nominee thereof or (B) to the holders of Trust Securities in the event of the termination of the Washington Water Power Trust in accordance with the provisions of the Declaration.

                                  __________________


               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


          _________________________________________________________________
                 [please insert social security or other identifying
                                 number of assignee]


          _________________________________________________________________
               [please print or typewrite name and address of assignee]


          _________________________________________________________________


          the within Security of THE WASHINGTON WATER POWER COMPANY and does hereby irrevocably constitute and appoint __________________ _________________________________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.




          Dated: ___________________



                     ____________________________________________

          Notice: The signature to this assignment must correspond with the name as written upon by face of the Security in every particular without alteration or enlargement or any change whatsoever.